Exhibit (b)(9)

                Certificate of the Secretary of the Scudder Funds

         I, John Millette, do hereby certify that I am the Secretary of the funds listed in Exhibit A attached (the "Funds") and that, as such, I am authorized to execute this Certificate on behalf of the Funds. I further certify that the following is a complete and correct copy of resolutions adopted by the Members of the Board of Trustees/Directors of the Funds at a meeting duly called, convened and held on October 15, 2003 at which a quorum was present and acting throughout, and that such resolutions have not been amended and are in full force and effect:

         RESOLVED, that any of the following designated persons in their capacities as officers or employees of the Fund or the Fund's Adviser or its affiliates, as appropriate, may give instructions to the Fund's Transfer Agent, or sub-agent, in accordance with the terms and conditions of the Agency Agreement currently in effect between the Fund, on behalf of its Series (as applicable), and its Transfer Agent:
         Desmond Rohan, Kristine Zalucki, Charles Rizzo, Salvatore Schiavone, Lucinda H. Stebbins, Minoo Johnson, Scott McHugh and Kathleen Sullivan D'Eramo; and

         FURTHER RESOLVED, that the officers of the Fund be, and they hereby are, and each hereby is, authorized from time to time to delete one or more individuals authorized in the foregoing resolutions to instruct the Fund's Transfer Agent and its sub-agents upon notice to the Board.


IN WITNESS WHEREOF, I hereunto set my hand this 30th day of October 2003.

                                                    /s/John Millette
                                                    ----------------------------
                                                    John Millette
                                                    Secretary

                                    Exhibit A
                        The Scudder Funds - Boston Board


GLOBAL/INTERNATIONAL FUND, INC.           SCUDDER PORTFOLIO TRUST
Scudder Global Discovery Fund             Scudder Balanced Fund
Scudder Emerging Markets Income Fund      Scudder High Income Opportunity Fund
Scudder Global Fund                       Scudder Income Fund
Scudder Global Bond Fund
                                          SCUDDER SECURITIES TRUST
INVESTMENT TRUST                          Scudder 21st Century Growth Fund
Scudder Capital Growth Fund               Scudder Development Fund
Scudder Growth and Income Fund            Scudder Health Care Fund
Scudder Large Company Growth Fund         Scudder Small Company Value Fund
Scudder S&P 500 Index Fund                Scudder Technology Innovation Fund
Scudder Small Company Stock Fund
                                          SCUDDER STATE TAX FREE TRUST
SCUDDER CASH INVESTMENT TRUST             Scudder Massachusetts Tax Free Fund

SCUDDER FUNDS TRUST                       SCUDDER TAX FREE MONEY FUND
Scudder Short Term Bond Fund
                                          SCUDDER TAX FREE TRUST
SCUDDER INCOME TRUST                      Scudder Intermediate Tax/AMT Free Fund
Scudder GNMA Fund
                                          SCUDDER U.S. TREASURY MONEY FUND
SCUDDER INTERNATIONAL FUND, INC.
Scudder Emerging Markets Growth Fund      SCUDDER VARIABLE SERIES I
Scudder Greater Europe Growth Fund        Balanced Portfolio
Scudder International Fund                Bond Portfolio
Scudder Latin America Fund                Capital Growth Portfolio
Scudder Pacific Opportunities Fund        Global Discovery Portfolio
                                          Growth and Income Portfolio
SCUDDER MONEY MARKET TRUST                Health Sciences Portfolio
Scudder Money Market Series               International Portfolio
                                          Money Market Portfolio
SCUDDER MUNICIPAL TRUST                   21st Century Growth Portfolio
Scudder High Yield Tax Free Fund
Scudder Managed Municipal Bond Fund       VALUE EQUITY TRUST
                                           Scudder Large Company Value Fund
SCUDDER MUTUAL FUNDS, INC.                 Scudder Select 500 Fund
Scudder Gold and Precious Metals Fund      Scudder Tax Advantaged Dividend Fund

SCUDDER PATHWAY SERIES
Conservative Portfolio
Growth Portfolio
Moderate Portfolio